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                                                                    EXHIBIT 10.3

                               NCRIC GROUP, INC.

                               STOCK OPTION PLAN


1.   PURPOSE

     This Stock Option Plan (the "Plan") for NCRIC Group, Inc., a District of Columbia stock holding corporation (the "Company"), and its subsidiaries is intended to provide incentive (i) to persons who are designated by the Board as key employees (collectively "Key Employees") and (ii) to members of the Board by providing those persons with opportunities to purchase shares of the Company's Common Stock under (a) incentive stock options ("Incentive Stock Options") as such term is defined under Section 422 of the Internal Revenue Code of 1986, as amended, and (b) other stock options.

2.   DEFINITIONS

     As used in this Plan, the following words and phrases shall have the meanings indicated:

     (a) "Board" shall mean the Company's board of directors.

     (b) "Code" shall mean the Internal Revenue Code of 1986, as amended.

     (c) "Committee" shall mean the Compensation Committee.

     (d) "Common Stock" shall mean the common stock of the Company.

     (e) "Fair Market Value" per share as of a particular date shall mean (i) the closing sales price per share of Common Stock on the principal national securities exchange, if any, on which the shares of Common Stock shall then be listed for the last preceding date on which there was a sale of such Common Stock on such exchange, or (ii) if the shares of Common Stock are not then listed on a national securities exchange, the last sales price per share of Common Stock entered on a national inter-dealer quotation system for the last preceding date on which there was a sale of such Common Stock on such national inter-dealer quotation system, or (iii) if no closing or last sales price per share of Common Stock is entered on a national inter-dealer quotation system, the average of the closing bid and asked prices for the shares of Common Stock in the over-the-counter market for the last preceding date on which there was a quotation for such Common Stock in such market, or (iv) if no price can be determined under the preceding alternatives, then the price per share as most recently determined by the Board, which shall make such determinations of value at least once annually.

     (f) "Incentive Stock Option" means one or more Options to purchase Common Stock which, at the time such Options are granted under this Plan or any other such plan of the Company, qualify as incentive stock options under Section 422 of the Code.

     (g) "Key Employees" shall mean all full-time employees of the Company who are designated as key employees by the Board.
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     (h) "Plan" shall mean this Stock Option Plan established by the Company.

     (i) "Option" shall mean any option issued under this Plan.

     (j) "Optionee" shall mean any person to whom an Option is granted under this Plan.

     (k) "Ten Percent Shareholder" shall mean an Optionee who, at the time an Option is granted, owns directly or indirectly (within the meaning of Section 425(d) of the Code) stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or a subsidiary thereof.

     (l) "Termination of Employment" shall mean termination of employment with the Company and all of its subsidiaries or, in the case of a director, the cessation of such director's position on the Board. The Committee may in its discretion determine whether any leave of absence constitutes a Termination of Employment for purposes of this Plan and the impact, if any, of any such leave of absence on Options made under this Plan. The Committee shall have the right to determine whether the termination of an Optionee's employment is a dismissal for cause and the date of termination in such case, which date the Committee may retroactively deem to be the date of the action that is cause for dismissal. Such determinations of the Committee shall be final, binding and conclusive.

3.   GENERAL ADMINISTRATION

     (a) Subject to the provisions of (b) below, this Plan shall be administered by the Committee.

     (b) The Committee shall have the authority (i) to exercise all of the powers granted to it under this Plan, (ii) to construe, interpret and implement this Plan and any Option Agreements executed pursuant to Section 7 below, (iii) to prescribe, amend and rescind rules and regulations relating to this Plan, including rules governing the Committee's own operations, (iv) to make all determinations necessary or advisable in administering this Plan, (v) to correct any defect, supply any omission and reconcile any inconsistency in this Plan, and (vi) to amend this Plan to reflect changes in applicable law. The Committee shall make recommendations to the Board regarding the issuance of Options hereunder and the terms thereof. The Board shall review the recommendations of the Committee and, after making any modifications, deletions or additions it deems appropriate in its sole discretion, shall approve, by a simple majority vote, any Options which the Board determines to be issued pursuant to this Plan. The Board, acting through a simple majority, retains the exclusive power to issue Options hereunder.

     (c) Actions of the Committee shall be taken by the affirmative vote of a majority of the Committee members. Any action may be taken by an instrument signed by a majority of the Committee members, including counterpart signatures, and action so taken shall be fully as effective as if such action had been taken by a vote at a Committee meeting.

     (d) The determination of the Committee on all matters relating to this Plan or any Option Agreement shall be final, binding and conclusive.

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     (e)  No Committee member shall be liable for any action or determination made in good faith with respect to this Plan, including any Option.

4.   GRANTING OF OPTIONS

     Options may be granted under this Plan at any time prior to _____________, 2008.

5.   ELIGIBILITY

     (a) Options may be made to such Key Employees and Board members as the Board shall in its sole discretion select.

     (b) At the time of the grant of each Option, the Board shall determine whether such Option is to be designated an Incentive Stock Option or a non-incentive Option. The length of the exercise period of Incentive Stock Options shall be governed by Section 7(d)(2) below; the exercise period of all other Options will be governed by Section 7(d)(3) below.

     (c) An Option designated an Incentive Stock Option can, prior to its exercise, be changed to a non-incentive Option if the Optionee consents to amend his Option Agreement to provide that the exercise period of such Option will be governed by Section 7(d)(3) below.

6.   COMMON STOCK

     (a)  The stock subject to the Options shall be Common Stock.

     (b) The total number of shares of Common Stock with respect to which Options may be granted shall not exceed ________________. Common Stock issued pursuant to this Plan may be authorized but unissued Common Stock or authorized and issued Common Stock held in the Company's treasury or acquired by the Company for the purposes of this Plan. The Committee may direct that any certificate evidencing Common Stock pursuant to this Plan shall bear a legend setting forth such restrictions on transferability as may apply to such shares.

     (c) If there is any change in the number of outstanding shares of Common Stock by reason of a stock dividend or distribution, stock split-up, reverse stock split, recapitalization, combination or exchange of shares, or by reason of any merger, consolidation, spinoff or other corporate reorganization in which the Company is the surviving corporation, the number of shares of Common Stock available for issuance both in the aggregate and with respect to each outstanding Option, and the purchase price per share under each outstanding Option, shall be equitably adjusted by the Committee, whose determination shall be final, binding and conclusive. In the event of any merger, consolidation or combination of the Company with or into another corporation (other than a merger, consolidation or combination in which the Company is the surviving corporation and which does not result in any reclassification or other change in the number of outstanding shares of Common Stock), each Optionee shall have the right thereafter and during the term of each such Option to receive upon exercise (subject to the provisions of the Option Agreement) of such Option, for each share of Common Stock as to which the Option shall be exercised, the kind and amount of shares of the surviving or new corporation, cash, securities, evidence of indebtedness, other property or any combination thereof

                                      -3-
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which would have been received upon such merger, consolidation or combination by the holder of one share of Common Stock immediately prior to such merger, consolidation or combination.

     (d) If any outstanding Option for any reason expires or is terminated without having been exercised in full, the Common Stock allocable to the unexercised portion of such Option shall (unless this Plan shall have been terminated) become available for subsequent grants of Options.

7.   TERMS AND CONDITIONS OF OPTIONS

     Each Option granted shall be evidenced by an Option Agreement in such form as the Committee may from time to time approve. By accepting an Option, an Optionee thereby agrees that the Option shall be subject to the provisions of the applicable Option Agreement. Options shall comply with and be subject to the following terms and conditions:

     (a)  OPTION PRICE.    Each Option shall state the Option Price, which for
Options that are Incentive Stock Options shall be not less than 100% of the Fair Market Value of the shares of Common Stock on the date of grant of the Option; provided, however, that in the case of an Incentive Stock Option granted to a Ten Percent Shareholder, the Option Price shall not be less than 110% of such Fair Market Value. The Option Price for Options that are not Incentive Stock Options shall not be less than 100% of the Fair Market Value of the shares of Common Stock on the date of grant of the Option. The date on which the Board adopts a resolution expressly granting an Option shall be considered the day on which such Option is granted.

     (b) VALUE OF COMMON STOCK. Options may be granted to any Optionee for Common Stock of any value, provided that the aggregate Fair Market Value (determined at the time the Option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all the plans of the Company and its subsidiaries) shall not exceed $100,000.

     (c) MEDIUM AND TIME OF PAYMENT. The Option Price shall be paid in full, at the time of exercise, in cash or, with the Committee's approval, in Common Stock held by the Optionee for at least six months having a Fair Market Value in the aggregate equal to such Option Price or in a combination of cash and such shares.

     (d)  TERM AND EXERCISE OF OPTIONS.

          (1) Unless the applicable Option Agreement otherwise provides, each Option shall become vested and first exercisable in the following installments:

     Number of Years Elapsed        Percentage First
        From Date of Grant       Exercisable During Year
     --------------------------  -----------------------
     Less than One year                 0%
     One year                           33 1/3%
     Two years                          33 1/3%
     Three years                        33 1/3%


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     (2)  Incentive Stock Options shall be exercisable over the exercise period specified in the Option Agreement, but in no event shall such period exceed ten years from the date of the grant of each such Incentive Stock Option; provided, however, that in the case of an Incentive Stock Option granted to a Ten Percent Shareholder, the exercise period shall not exceed five years from the date of grant of such Option. The exercise period shall be subject to earlier termination as provided in Section 7(e) below. An Incentive Stock Option may be exercised, as to any or all full shares of Common Stock as to which the Incentive Stock Option has become exercisable, by giving written notice of such exercise to the Committee.

     (3) Options which have not been designated as Incentive Stock Options shall be exercisable over a period of up to ten years.

     (e)  TERMINATION OF EMPLOYMENT; DEATH.

          (1) If an Optionee's employment terminates or if a director's status as a member of the Board terminates, in either case, for any reason other than dismissal for cause or voluntary termination, as determined in the Committee's sole discretion, any outstanding Option shall be exercisable on the following terms: (i) exercise may be made only to the extent that the Optionee was entitled to exercise the Option on the effective date of the employment termination or cessation of service as a director, as the case may be; and (ii) exercise must occur prior to the earlier of (x) 5:00 p.m. (Eastern Time) on the 90th day after employment or status as a director terminates or, in respect of death or disability, on the 180th day thereafter, and (y) the expiration date of the Option. Any such exercise of an Option following an Optionee's death or adjudication of mental incapacity shall be made only by the Optionee's executor or administrator or other duly appointed representative, as the case may be, reasonably acceptable to the Committee, unless the Optionee's will specifically disposes of such Option, in which case such exercise shall be made only by the recipient of such specific disposition. If an Optionee's legal representative or the recipient of a specific disposition under the Optionee's will is entitled to exercise any Option pursuant to the preceding sentence, such representative or recipient shall be bound by the provisions of this Plan and the applicable Option Agreement which would have applied to the Optionee.

          (2) Except to the extent otherwise provided in paragraphs (1) and (3) of this Section 7(e) or in the applicable Option Agreement, any portion of an Option not theretofore exercised shall terminate upon the Optionee's Termination of Employment for any reason or without reason (including death).

          (3) The Committee may, in the applicable Option Agreement, waive or modify the application of any of the foregoing provisions of this Section 7, even though such waiver or modification may cause the Options granted under such Option Agreement to fail to qualify as Incentive Stock Options.

     (f) NONTRANSFERABILITY OF OPTIONS. Options shall not be transferable other than by will or by the laws of descent and distribution, and Options may be exercised, during the lifetime of the Optionee, only by the Optionee or the Optionee's legal representative.

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     (g)  RIGHTS AS A SHAREHOLDER.  An Optionee or a transferee of an Option shall have no rights as a shareholder with respect to any Common Stock covered by his Option until the date of the issuance of a stock certificate to him for such shares. No adjustments shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 6(c) above.

     (h) OTHER PROVISIONS. The Option Agreements authorized under this Plan shall contain such other provisions, including the imposition of restrictions upon the exercise of an Option, as the Committee shall deem advisable, including provisions with respect to compliance with federal and applicable state securities laws.

8.   AGREEMENT BY OPTIONEE REGARDING WITHHOLDING TAXES

     No later than the date of exercise of any Option, the Optionee will pay to the Company or make arrangements satisfactory to the Committee regarding payment of any federal, state or local taxes of any kind required by law to be withheld upon the exercise of such Option. The Optionee may, with the Committee's prior approval, make such payment in whole or in part by surrendering Common Stock to the Company, valued at its Fair Market Value on the date of surrender.

9.   TERM OF PLAN

     Options may be granted from time to time within a period of 10 years from the date on which this Plan is adopted by the Board, provided that no Options granted shall become exercisable unless and until this Plan shall have been duly approved by the holder of a majority of the Common Stock.

10.  RESTRICTIONS

     (a) If the Committee shall at any time determine that any Consent (as hereinafter defined) is necessary or desirable as a condition of, or in connection with, the granting of any Option, the issuance or purchase of Common Stock or other rights thereunder, or the taking of any other action thereunder (each such action being hereinafter referred to as a "Plan Action"), then such Plan Action shall not be taken, in whole or in part, unless and until such Consent shall have been effected or obtained to the Committee's full satisfaction.

     (b) The term "Consent" as used herein with respect to any Plan Action means (i) any and all listings, registrations or qualifications in respect thereof upon any inter-dealer quotation system of a registered national securities association or any national securities exchange or under any federal, state or local law, rule or regulation, (ii) any and all written agreements and representations by the Optionee with respect to the disposition of Common Stock, or with respect to any other matter, which the Committee shall deem necessary or desirable to comply with the terms of any such listing, registration or qualification, or to obtain an exemption from the requirement that any such listing, qualification or registration be made, and (iii) any and all consents, clearances and approvals in respect of a Plan Action by any governmental or other regulatory bodies.

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     (c)  In furtherance of the foregoing, at the time of any exercise of an
Option, the Committee may, if it shall determine it necessary or desirable for any reason, require the Optionee as a condition to the exercise thereof, to deliver to the Committee a written representation of the Optionee's present intention to purchase the Common Stock for investment and not for distribution. If such representation is required to be delivered, an appropriate legend may be placed upon each certificate delivered to the Optionee upon his exercise of part or all of an Option and a stop transfer order may be placed with the transfer agent. Each such Option shall also be subject to the requirement that, if at any time the Committee determines, in its discretion, that either (i) the listing, registration or qualification of Common Stock subject to an Option upon any securities exchange or inter-dealer quotation system or under any state, federal or foreign law, or (ii) the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issue or purchase of Common Stock thereunder, the Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee. The Committee shall not have the power to require or oblige the Company to register any Common Stock subject to an Option and any requirement imposed by the Committee relating to the registration of Common Stock shall not bind the Company to cause the registration of such Common Stock.

11.  SAVINGS CLAUSE

     Notwithstanding any other provision hereof, this Plan is intended to qualify as a plan pursuant to which Incentive Stock Options may be issued under
Section 422 of the Code. If this Plan or any provision of this Plan shall be held to be invalid or to fail to meet the requirements of Section 422 of the Code or the regulations promulgated thereunder, such invalidity or failure shall not affect the remaining parts of this Plan, but rather it shall be construed and enforced as if this Plan or the affected provision thereof, as the case may be, complied in all respects with the requirements of Section 422 of the Code.

12.  NATURE OF PAYMENTS

     (a) All Options granted shall be in consideration of services performed for the Company by the Optionee.

     (b) All Options granted shall constitute a special incentive payment to the Optionee and shall not be taken into account in computing the amount of salary or compensation of the Optionee for the purpose of determining any benefits under any pension, retirement, profit-sharing, bonus, life insurance or other benefit plan of the Company or under any agreement between the Company and the Optionee, unless such plan or agreement specifically otherwise provides.

13.  NON-UNIFORM DETERMINATIONS

     The determinations of the Committee and the Board under this Plan need not be uniform and may be made selectively among persons who receive, or are eligible to receive, Options (whether or not such persons are similarly situated).

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14.  OTHER PAYMENTS OR OPTIONS

     Nothing contained in this Plan shall be deemed in any way to limit or restrict the Company from making any option to purchase Common Stock or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

15.  SECTION HEADINGS

     The section headings contained herein are for the purpose of convenience only and are not intended to define or limit the contents of said sections.

16.  AMENDMENT AND TERMINATION

     (a) The Board may from time to time suspend, discontinue, revise or amend this Plan in any respect whatsoever, provided that any amendment that would materially increase the aggregate number of shares of Common Stock as to which Options may be granted, materially increase the benefits accruing to participants under this Plan, or materially modify the requirements as to eligibility for participation in this Plan shall be subject to the approval of the holders of a majority of the outstanding Common Stock voting at a meeting of shareholders at which a quorum is present. In addition, no such amendment shall materially impair any rights or materially increase any obligations under any outstanding Option without the consent of the Optionee (or, upon the Optionee's death or adjudication of mental incapacity, the person having the right to exercise the Option).

     (b) The Board may cancel any outstanding Option and issue a new Option in substitution therefor. The Board may amend any outstanding Option Agreement, including any amendment which would: (i) accelerate the time or times at which the Option becomes unrestricted or may be exercised; (ii) waive or amend any goals, restrictions or conditions set forth in the Option Agreement; or (iii) waive or amend the operation of Section 7(e) above with respect to the termination of the Option upon Termination of Employment. However, any such cancellation or amendment that materially impairs the rights or materially increases the obligations of an Optionee under an outstanding Option shall be made only with the consent of the Optionee (or, upon the Optionee's death or mental incapacity, the person having the right to exercise the Option).


Adopted by the Board on ______________, 1998, subject to the approval of the Company's shareholder.

                                      -8-